Energy XXI and EPL Announce Record Date and Meeting Date for Merger Special Meetings

HOUSTON, April 14, 2014 -- Energy XXI (NASDAQ:EXXI) (AIM:EXXI) and EPL Oil & Gas, Inc. (NYSE:EPL) today announced each has established a record date of April 21, 2014 and a meeting date of May 30, 2014 for the special meetings of their respective shareholders. At the special meetings, the respective shareholders will vote on the previously announced proposed merger of EXXI with EPL and related matters pursuant to the Agreement and Plan of Merger dated as of March 12, 2014, as amended (the "Merger Agreement"), by and among EXXI, EPL, Energy XXI Gulf Coast, Inc. (“Gulf Coast”), an indirect wholly owned subsidiary of Energy XXI, and Clyde Merger Sub, Inc., a wholly owned subsidiary of Gulf Coast. EXXI and EPL shareholders of record at the close of business on April 21, 2014 will be entitled to receive notice of the applicable special meeting and to vote at such special meeting. The parties currently expect to complete the merger on or about June 3, 2014, subject to satisfaction of the closing conditions, including receipt of EXXI shareholder approval for the proposal to issue EXXI common shares pursuant to the Merger Agreement and the proposal to elect a new Class II director to the EXXI board of directors, as well as EPL stockholder approval for the proposal to adopt the Merger Agreement.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements concerning the proposed transaction, its financial and business impact, management's beliefs and objectives with respect thereto, and management's current expectations for future operating and financial performance, based on assumptions currently believed to be valid. Forward-looking statements are all statements other than statements of historical facts. The words "anticipates," "may," "can," "plans," "believes," "estimates," "expects," "projects," "intends," "likely," "will," "should," "to be," and any similar expressions or other words of similar meaning are intended to identify those assertions as forward-looking statements. It is uncertain whether the events anticipated will transpire, or if they do occur, what impact they will have on the results of operations and financial condition of Energy XXI, EPL or of the combined company. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those anticipated, including but not limited to the ability of the parties to satisfy the conditions precedent and consummate the proposed transaction, the timing of consummation of the proposed transaction, the ability of the parties to secure regulatory approvals in a timely manner or on the terms desired or anticipated, the ability of Energy XXI to integrate the acquired operations, the ability to implement the anticipated business plans following closing and achieve anticipated benefits and savings, and the ability to realize opportunities for growth. Other important economic, political, regulatory, legal, technological, competitive and other uncertainties are identified in the documents filed with the SEC by Energy XXI and EPL from time to time, including their respective Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. The forward-looking statements included in this press release are made only as of the date hereof. Neither Energy XXI nor EPL undertakes any obligation to update the forward-looking statements included in this press release to reflect subsequent events or circumstances.

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About Energy XXI

Energy XXI is an independent oil and natural gas exploration and production company whose growth strategy emphasizes acquisitions, enhanced by its value-added organic drilling program. The company's properties are located in the U.S. Gulf of Mexico waters and the Gulf Coast onshore. Cantor Fitzgerald Europe is Energy XXI's listing broker in the United Kingdom. To learn more, visit the Energy XXI website at www.EnergyXXI.com.

About EPL

Founded in 1998, EPL is an independent oil and natural gas exploration and production company headquartered in Houston, Texas with an office in New Orleans, Louisiana. The Company's operations are concentrated in the U.S. Gulf of Mexico shelf, focusing on the state and federal waters offshoreLouisiana. For more information, please visit www.eplweb.com.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

In connection with the proposed transactions, Energy XXI has filed with the SEC a registration statement on Form S-4 that includes a joint proxy statement of Energy XXI and EPL that also constitutes a prospectus of Energy XXI. Each of Energy XXI and EPL also plan to file other relevant documents with the SEC regarding the proposed transactions. Energy XXI and EPL will mail the final joint proxy statement to their respective equity holders. INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. You may obtain a free copy of the joint proxy statement/prospectus and other relevant documents filed by Energy XXI and EPL with the SEC at the SEC's website at www.sec.gov. You may also obtain these documents by contacting Energy XXI's Investor Relations department at (713) 351-3175 or via e-mail at IR@energyxxi.com or by contacting EPL's Investor Relations department at (713) 228-0711 or via email at tthom@eplweb.com.

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PARTICIPANTS IN THE SOLICITATION

Energy XXI and EPL and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transactions. Information about Energy XXI's directors and executive officers is available in Energy XXI's proxy statement dated October 7, 2013, for its 2013 Annual Meeting of Shareholders. Information about EPL's directors and executive officers is available in EPL's proxy statement dated March 21, 2013, for its 2013 Annual Meeting of Stockholders. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement, Energy XXI proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the proposed transactions when they become available. Investors should read the joint proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from Energy XXI or EPL using the sources indicated above.

This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

Enquiries of EXXI

Energy XXI	Cantor Fitzgerald Europe
Stewart Lawrence	Nominated Adviser: David Porter, Rick Thompson
Vice President, Investor Relations and Communications	Corporate Broking: Richard Redmayne
713-351-3006	Tel: +44 (0) 20 7894 700
slawrence@energyxxi.com
Pelham Bell Pottinge
Greg Smith	James Henderson
Director, Investor Relations	jhenderson@pelhambellpottinger.co.uk
713-351-3149	Mark Antelme
gsmith@energyxxi.com	mantelme@pelhambellpottinger.co.uk
+44 (0) 20 7861 3232

Enquiries of EPL

EPL	Ward
T.J. Thom	Deborah Buks
Executive Vice President, Chief Financial Officer	713-869-0707
tthom@eplweb.com	dbuks@wardcc.com

Brunswick Group	Molly LeCronier
Mark Palmer	713-869-0707
214-254-3790	mlecronier@wardcc.com
mpalmer@brunswickgroup.com

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